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                                      EXHIBIT 11

                                  CHIRON CORPORATION
                    STATEMENT OF COMPUTATION OF EARNINGS PER SHARE


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                                                               Three Months Ended              Six Months Ended
                                                             -----------------------     --------------------------
                                                              June 30,      June 30,       June 30,        June 30,
                                                                1997          1996           1997            1996
                                                             ---------     ---------     ----------      ----------
Earnings per share
     Net income available for common shares and
       common stock equivalent shares deemed to
       have a dilutive effect                              $15,742,000    $15,355,000     $31,078,000   $28,098,000
                                                           -----------     ----------     -----------    ----------
                                                           -----------     ----------     -----------    ----------
     Primary earnings per share                                  $0.09          $0.09          $0.18          $0.16
                                                           -----------     ----------     -----------    ----------
                                                           -----------     ----------     -----------    ----------
     Fully diluted earnings per share                            $0.09          $0.09          $0.18          $0.16
                                                           -----------     ----------     -----------    ----------
                                                           -----------     ----------     -----------    ----------

Shares used in primary earnings per share computation:
     Weighted average common shares outstanding            172,996,000    169,265,000    172,270,000    168,557,000
     Weighted average dilutive incremental common
       shares issuable from exercise of warrants               188,000        314,000        191,000        384,000
     Weighted average dilutive incremental common
       shares issuable under employee stock option
       programs                                              3,771,000      8,291,000      4,142,000      9,143,000
                                                           -----------     ----------     -----------    ----------
     Total common shares and common stock equivalent
       shares deemed to have a dilutive effect             176,955,000    177,870,000    176,603,000    178,084,000
                                                           -----------     ----------     -----------    ----------
                                                           -----------     ----------     -----------    ----------

Shares used in fully diluted earnings per share
     computation:
       Weighted average common shares outstanding          172,996,000    169,265,000    172,270,000    168,557,000
       Weighted average dilutive incremental common
         shares issuable from exercise of warrants             213,000        315,000        213,000        385,000
       Weighted average dilutive incremental common
         shares issuable under employee stock option
         programs                                            4,564,000      8,291,000      4,859,000      9,146,000
                                                           -----------     ----------     -----------    ----------
       Total common shares and common stock equivalent
         shares deemed to have a dilutive effect           177,773,000    177,871,000    177,342,000    178,088,000
                                                           -----------     ----------     -----------    ----------
                                                           -----------     ----------     -----------    ----------
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